                   Report of Independent Auditors on Schedules





The Board of Directors and Stockholders
American Equity Investment Life Insurance Company


We have audited the balance sheets of American Equity Investment Life Insurance Company as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999, and have issued our report thereon dated March 1, 2000 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed in Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Des Moines, Iowa                          /s/ Ernst & Young LLP
March 1, 2000

                                   Schedule I

       Summary of Investments - Other Than Investments in Related Parties

                American Equity Investment Life Insurance Company

                                December 31, 1999


                                                                                                   Amount at Which
                                                                                                  Shown in Balance
                Type of Investment                         Cost (1)               Value                 Sheet
----------------------------------------------------------------------------------------------------------------------
Fixed maturity securities:
   Available for sale:
     United States Government and agencies              $   642,115,817       $   602,998,328       $   602,998,328
     State, municipal and other governments                   4,539,257             4,159,650             4,159,650
     Public utilities                                        12,201,799            10,839,200            10,839,200
     Corporate securities                                   300,422,046           272,291,685           272,291,685
     Redeemable preferred stocks                              9,240,340             8,416,120             8,416,120
     Mortgage and asset-backed securities                   101,946,108            98,314,836            98,314,836
                                                     -----------------------------------------------------------------
                                                          1,070,465,367           997,019,819           997,019,819
   Held for investment:
     United States Government and agencies                  323,311,715           248,679,800           323,311,715
     Redeemable preferred stocks                             28,487,979            24,281,250            28,487,979
                                                     -----------------------------------------------------------------
                                                            351,799,694           272,961,050           351,799,694
                                                     -----------------------------------------------------------------
Total fixed maturity securities                           1,422,265,061         1,269,980,869         1,348,819,513

Equity securities:
   Non-redeemable preferred stocks                            6,850,000             6,622,840             6,622,840
   Common stocks                                              1,070,000               890,650               890,650
                                                     -----------------------------------------------------------------
Total equity securities                                       7,920,000             7,513,490             7,513,490

Derivative instruments                                       22,546,058                                  44,209,883
Policy loans                                                    231,068                                     231,068
Short-term investments                                           45,000                                      45,000
                                                     ----------------------                     ----------------------
                                                         $1,453,007,187                              $1,400,818,954
                                                     ----------------------                     ----------------------
                                                     ----------------------                     ----------------------

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and derivative instruments.

                                  Schedule III

                       Supplementary Insurance Information

                American Equity Investment Life Insurance Company

                                December 31, 1999

                                                      Future Policy
                                      Deferred           Benefits,                      Other Policy
                                       Policy         Losses, Claims                     Claims and     Insurance
                                     Acquisition         and Loss         Unearned        Benefits       Premiums
           Segment                      Costs            Expenses         Premiums        Payable       and Charges
---------------------------------------------------------------------------------------------------------------------
Year ended December 31,
   1999:
   Life insurance                   $126,684,495        $1,358,875,848     $ -           $11,553,574     $13,746,532

Year ended December 31,
   1998:
   Life insurance                     32,005,772           541,082,179       -             6,315,598      11,170,655

Year ended December 31,
   1997:
   Life insurance                      4,282,491           155,998,268       -             2,355,156      11,436,803


                                                                         Amortization
                                                        Benefits         of Deferred
                                         Net         Claims, Losses         Policy           Other
                                      Investment     and Settlement       Acquisition      Operating      Premiums
           Segment                     Income           Expenses             Costs          Expenses       Written
---------------------------------------------------------------------------------------------------------------------
Year ended December 31,
   1999:
   Life insurance                    $62,917,023        $48,958,790       $10,923,792      $15,946,112       $ -

Year ended December 31,
   1998:
   Life insurance                     26,235,923         21,922,805         3,672,039        9,916,541         -

Year ended December 31,
   1997:
   Life insurance                      4,028,628          9,569,766           761,032        7,682,276         -

                                   Schedule IV

                                   Reinsurance

                American Equity Investment Life Insurance Company

                                                                                                         Percentage
                                                    Ceded to      Assumed from                           of Amount
                                                     Other           Other                               Assumed to
          Segment               Gross Amount       Companies       Companies            Net Amount           Net
---------------------------------------------------------------------------------------------------------------------
December 31, 1999:
   Life insurance in force      $1,555,677,000     $1,268,000     $   990,516,000     $2,544,925,000        38.9%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------
Insurance premiums and
   other considerations:
   Annuity and single
     premium universal life
     product charges          $      3,452,095     $        -    $              -     $    3,452,095           -%
   Traditional life
     insurance and accident
     and health insurance
     premiums                        7,444,448      1,110,871           3,960,860         10,294,437        38.5%
                              ---------------------------------------------------------------------------------------
                              $     10,896,543     $1,110,871    $      3,960,860     $   13,746,532        28.8%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------
December 31, 1998:
   Life insurance in force    $      1,407,000     $        -    $  2,398,544,000     $2,399,951,000        99.9%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------
Insurance premiums and
   other considerations:
   Annuity and single
     premium universal life
     product charges          $        642,547     $        -    $              -     $      642,547            -%

   Traditional life
     insurance and accident
     and health insurance
     premiums                           19,174        567,027          11,075,961         10,528,108       105.2%
                              ---------------------------------------------------------------------------------------
                              $         661,721    $  567,027    $     11,075,961     $   11,170,655        99.2%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------
December 31, 1997:
   Life insurance in force    $              -      $        -    $  2,427,796,000     $2,427,796,000       100.0%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------
Insurance premiums and
   other considerations:
   Annuity and single
     premium universal life
     product charges          $         11,896     $        -      $           -      $       11,896           -%
   Traditional life
     insurance and accident
     and health insurance
     premiums                                -        722,545          12,147,452         11,424,907       106.3%
                              ---------------------------------------------------------------------------------------
                              $         11,896     $  722,545    $     12,147,452     $   11,436,803       106.2%
                              ---------------------------------------------------------------------------------------
                              ---------------------------------------------------------------------------------------